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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88275) of the Penn Traffic Company of our reports dated (i) March 15, 2002, except with respect to the information in
Note 1 entitled Restatement as to which the date is September 13, 2002, and
(ii) March 10, 2000, except with respect to the information in Note 1 entitled Restatement as to which the date is September 13, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Syracuse, New York
September 17, 2002